UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2022

BIONIK LABORATORIES CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

80 Coolidge Hill Road, N105 Watertown, MA	02472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:((617)) 926-4800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 5.02 in this Form 8-K regarding the Employment Agreement and the Amendment Agreement (each as defined in Item 5.02) is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Promotion of Rich Russo Jr.

On October 6, 2022, the Board of Directors (the “Board”) of Bionik Laboratories Corp. (the “Company”) appointed Rich Russo Jr., the Company’s existing Chief Financial Officer and interim Chief Executive Officer, as the Company’s new full-time Chief Executive Officer and President and member of the Board of Directors. Mr. Russo will fill the vacancy on the Board created when the Company’s prior CEO stepped down from that role. As a result of the promotion, Mr. Russo resigned from his position as Chief Financial Officer.

The Company believes that Mr. Russo is qualified as a board member of the Company because of his substantial executive experience as an executive officer of the Company.

On October 11, 2022, the Company and Mr. Russo entered into an Amendment No. 2 to his employment agreement dated November 30, 2020 (the “Amendment Agreement”), which in addition to the above appointments, provided for the following:

•	Current annual salary of $265,000 would increase to $325,000, with the increase deferred and accruing until a later date.

•	Bonus target would increase from 40% to 50%

The Board further granted to Mr. Russo options to purchase 60,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value of the Company’s common stock on October 6, 2022, the date of grant, and which shall vest 1/3 on each of the first three anniversaries of the grant date.

The foregoing is intended only to be a summary of the Amendment Agreement, and is qualified in its entirety by reference to the Amendment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on 8-K, and which is incorporated by reference herein.

Appointment of Chief Financial Officer

On October 13, 2022, the Company issued a press release publicly announcing the appointment of Daniel Gonsalves, the Company’s existing Corporate Controller, as the Company’s new Executive Vice President and Chief Financial Officer. The press release further announced Mr. Russo’s appointments. A copy of the press release is attached as Exhibit 99.1 to this Current Report on 8-K, and which is incorporated by reference herein. Mr. Gonsalves replaces Mr. Russo, who was promoted by the Board as the Company’s new full-time CEO and President.

Mr. Gonsalves, age 39, has been the Company’s Corporate Controller since September 2021. Mr. Gonsalves has over 15 years of finance and accounting leadership experience and is a Certified Public Accountant. From June 2017 to September 2021, he had various roles at Destination XL Group, Inc. (Nasdaq:DXLG), a publicly -traded men’s retail company including as Director of Financial Planning & Analysis (November 2018-September 2021) and as Director of Financial Accounting & Reporting (June 2017-November 2018). From February 2014 to June 2017, Mr. Gonsalves was a Senior Manager at Corporate Finance Group Inc. a finance and accounting consulting firm where he served clients throughout the medical device, pharmaceutical, technology and software industries. Mr. Gonsalves started his career in 2005, where he served as an auditor at Deloitte in the assurance group. Mr. Gonsalves is a graduate of Providence College in Providence, RI, where he graduated with a Bachelor of Science in Accounting.

The Company entered into an Employment Agreement with Mr. Gonsalves, effective as of October 6, 2022 (the “Employment Agreement”).

Mr. Gonsalves shall be employed by the Company as its Chief Financial Officer until terminated pursuant to the termination provisions described in the Employment Agreement. Pursuant to the terms of the Employment Agreement, Mr. Gonsalves shall receive an annual base salary of $240,000 per annum. The annual base salary shall be reviewed on an annual basis. Mr. Gonsalves may be entitled to receive an annual bonus of up to 30% of annualized actual base salary, based on performance in the previous fiscal year. He is also entitled to participate in the Company’s equity incentive plan, and shall be granted options to purchase an aggregate of 60,000 shares of the Company’s common stock, at an exercise price per share equal to the fair market value of the Company’s common stock on October 6, 2022, the date of grant, and which shall vest 1/3 on each of the first three anniversaries of the grant date.

In the event Mr. Gonsalves’ employment is terminated as a result of death, his estate would be entitled to receive any earned base salary and accrued vacation earned up to the date of death.

In the event Mr. Gonsalves’ employment is terminated as a result of disability (as described in the Employment Agreement), Mr. Gonsalves would be entitled to receive the annual salary, accrued vacation, and benefits through the date of termination.

In the event Mr. Gonsalves’ employment is terminated by the Company for cause, as defined in the Employment Agreement, Mr. Gonsalves would be entitled to receive his unpaid base salary earned up to the date of termination.

In the event Mr. Gonsalves’ employment is terminated by the Company without cause, he would be entitled to receive six months’ base salary, plus accrued vacation.

Mr. Gonsalves may terminate the Employment Agreement and his employment at any time, for any reason, provided that he provides the Company with 30 days’ prior written notice. In case of “good reason” (as defined in the Employment Agreement), the Company shall pay to Mr. Gonsalves: (i) six months’ salary; and (ii) accrued vacation time if any; provided that the Company shall not be required to pay the six months’ salary in the event the Company elects to enforce the non-competition provisions of the Employment Agreement and pays to Mr. Gonsalves as a result of such enforcement, no less than that amount in base salary.

The Employment Agreement contains customary non-competition, non-solicitation and non-disparagement provisions in favor of the Company. Mr. Gonsalves also agreed to customary terms regarding confidentiality and ownership of intellectual property.

The foregoing is intended only to be a summary of the Employment Agreement, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on 8-K, and which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1	Amendment Agreement with Rich Russo Jr.
10.2	Employment Agreement with Daniel Gonsalves
99.1	Press release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 13, 2022

BIONIK LABORATORIES CORP.

By:	/s/ Rich Russo Jr.
Name:	Rich Russo Jr.
Title:	CEO and President